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                                                             Exhibit 3.2







                             ARMCO INC.

                        AMENDED ARTICLES OF INCORPORATION

     First: The name of the Corporation is Armco Inc.

     Second: The principal office of the Corporation is located at Middletown, Butler County, Ohio.

     Third: The purposes for which the Corporation is formed are: (a) to manufacture, fabricate, mine, process, develop, produce, construct, install, purchase or otherwise acquire, use, sell, exchange, transport, distribute, refine, lease as lessor or as lessee, deal in and with, and render services with respect to, any and all kinds of equipment, machinery, engines, tools, fixtures, vehicles, aircraft, vessels, apparatus, minerals, metals, plastics, composites, raw and other materials, natural resources and any other articles, products, goods, wares, merchandise and other property of any kind whatsoever;
(b) to purchase or otherwise acquire, own, improve, develop, operate, manage, use, sell, lease as lessor or as lessee, encumber and deal in and with, real estate, buildings, structures, and interests therein; (c) to purchase or otherwise acquire, own, hold, sell, pledge, exchange, guarantee, and deal in and with personal property, shares of stock, bonds, notes, debentures, warrants, mortgages, and securities and obligations of whatever nature; (d) to carry on, or participate in either directly or indirectly, any kind of industrial, commercial, financial, or mercantile enterprise in the United States or elsewhere, and (e) to carry on any activity and transact any and all business incidental to the foregoing.

     Fourth: Section 1. The maximum number of shares which the Corporation is authorized to have outstanding is one hundred sixty-one million, six hundred ninety-seven thousand, two hundred thirty-one (161,697,231) shares, which shall be classified and bear designations as follows: six million, six hundred ninety-seven thousand two hundred thirty-one (6,697,231) shares, without par value, shall be designated as Class A Preferred Stock, five million (5,000,000) shares, having a par value of one dollar ($1.00) each, shall be designated as Class B Preferred Stock, and one hundred fifty million (150,000,000) shares having a par value of one cent ($.01) each, shall be designated as Common Stock.

     Section 2. The express terms and provisions of the shares of Class A Preferred Stock are as follows:

     Subdivision A. Issuance In Series and Limitations As To Variations Between Series.

     The Class A Preferred Stock may be issued from time to time in series. Except as hereinafter provided, Class A Preferred Stock of all series shall rank equally and be identical in all respects. All shares of any one series shall be alike in every particular.

     Subject to the limitations and restrictions set forth in this Article Fourth, the Board of Directors is authorized and empowered at one time or from time to time:

     (1)	To create one or more series of Class A Preferred Stock and to authorize the issuance of Class A Preferred Stock in such series, and to fix or alter, in respect of any particular series, the following express terms and provisions of any authorized and unissued shares of Class A Preferred Stock (whether or not such shares shall have been previously designated as shares of a particular series):

     (a)     The designation of the series;

     (b) The number of shares of the series, which number may at any time or from time to time be increased or decreased by the Board of Directors, notwithstanding that shares of the series may be outstanding at the time of such increase or decrease, unless the Board of Directors shall have otherwise provided in creating such series;

     (c)     The dividend rate;

     (d) The dates at which dividends, if declared, shall be payable, and the dates, if any, from which they shall be cumulative;

     (e)     The liquidation price;

     (f)     The redemption rights and price;

     (g)     The sinking fund requirements, if any;

     (h)     The conversion rights, if any, and

     (i) The restrictions, if any, on the issuance of shares of any class or series;


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     (2)     To adopt such amendment or amendments to the Amended Articles of
Incorporation as may be required or permitted by law to accomplish the foregoing purposes.

     Subdivision B. General Provisions Applicable To All Series.

     The following general provisions shall apply to all Class A Preferred Stock of the Corporation, irrespective of series.

     1. Dividends. The holders of Class A Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, dividends in cash at the annual rate fixed with respect to such series in accordance with Subdivision A(1) of the Section 2. In case Class A Preferred Stock of more than one series is outstanding, the Corporation, in making any dividend payment upon the Class A Preferred Stock, shall (except in redeeming shares of Class A Preferred Stock through the operation of any sinking fund that may be established for the benefit of any series of Class A Preferred Stock) make dividend payments ratably upon all outstanding shares of Class A Preferred Stock of all series in proportion to the amount of dividends accrued thereon and unpaid to the date of such dividend payment. Dividends in respect of the shares of any series shall commence to accrue from the date on which they shall have been declared to be payable and, in the case of cumulative dividends, from the date as of which they accumulate pursuant to the terms and provisions pertaining to the particular series. Accumulations of dividends shall not bear interest.

     2. Restrictions on Payment of Dividends upon Stock Junior to the Class A Preferred Stock. So long as any Class A Preferred Stock shall be outstanding, the Corporation shall not declare or pay any dividend or make any distribution on, or purchase, or cause to be purchased, or redeem, any stock ranking junior to the Class A Preferred Stock, nor shall any money be paid or set aside or made available for a purchase fund or sinking fund for the purchase or redemption of any shares of such junior stock unless

     (i) accrued dividends for all past dividend periods on all outstanding shares of Class A Preferred Stock of all series having cumulative dividends shall have been paid and the dividend on all outstanding shares of Class A Preferred Stock of all such series for the then current quarterly dividend period shall have been paid or declared and provided for;

     (ii) the Corporation shall have made all payments then due under the requirements of all purchase funds and sinking funds (if any) for the Class A Preferred Stock of all series for the then current fiscal year and shall have set up suitable reserves for all payments not then due but then determined and to become due during the current fiscal year, under the requirements of all such purchase funds and sinking funds, and all defaults, if any, in complying with any such purchase fund and sinking fund requirements in respect of previous fiscal years shall have been made good; and

     (iii) the net assets of the Corporation shall not thereby be reduced below the aggregate preferential amounts to which the then outstanding shares of Class A Preferred Stock would be entitled upon the involuntary liquidation, dissolution or winding up of the Corporation.

     3. Dissolution, Liquidation and Winding Up. Upon any dissolution, liquidation or winding up of the Corporation, before any distribution or payment is made to the holders of any class of stock ranking junior to the Class A Preferred Stock, the holders of Class A Preferred Stock of each series shall be entitled to be paid in cash the amount fixed in accordance with the provisions of Subdivision A(1) of this Section 2 with respect to such series. If the net assets of the Corporation shall be insufficient to permit the payment to holders of all outstanding shares of Class A Preferred Stock of all series of the full amounts to which they are respectively entitled, the entire net assets of the Corporation shall be distributed ratably to the holders of all outstanding shares of Preferred Stock of all series in proportion to the amounts to which they are respectively entitled. After payment to holders of Class A Preferred Stock of the full preferential amounts aforesaid, the holders of Class A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation, which remaining assets shall be distributed among the holders of shares ranking junior to the Class A Preferred Stock in accordance with their respective rights thereto. The sale, lease or conveyance of all the property and assets of the Corporation to, or the merger or consolidation of the Corporation into or with, any other corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this paragraph.

     4. Redemption. At the option of, and to the extent fixed by, the Board of Directors with respect to any series, the Corporation may redeem at any time, or from time to time, any series of Class A Preferred Stock, or any part of any series, at the redemption price fixed with respect to such series in accordance with Subdivision A(1) of this Section 2; provided that, not less than thirty days previous to the date fixed for any such redemption, a notice of the time and place thereof shall be given to the holders of record of the shares of Class A Preferred Stock so to be redeemed by mailing a copy of such notice to such holders at their respective addresses as the same appear on the books of the Corporation and, if the Board of Directors shall so determine, by publication of notice in such manner as may be prescribed by resolution of the Board of Directors. In case of redemption of less than all of the outstanding Class A Preferred Stock of any one series, the redemption shall be made pro rata or the shares to be redeemed shall be chosen by lot in such manner as may be prescribed by resolution of the Board of Directors. At any time after notice of redemption has been given in the manner herein prescribed, the Corporation may deposit the amount of the aggregate redemption price with any bank or trust company

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having capital and surplus of at least $5,000,000, named in such notice, in trust for the holders of the shares so to be redeemed, payable on the date fixed for redemption to the respective orders of such holders upon endorsement of the Corporation or otherwise as may be required and surrender of the certificates for such shares. Upon deposit of the aggregate redemption price, as aforesaid, or, if no such deposit is made, upon said redemption date (unless the Corporation shall default in making payment of the redemption price as set forth in said notice) such holders shall cease to be stockholders with respect to said shares and shall be entitled only to receive the redemption price on or after the date fixed for redemption, without interest thereon, upon endorsement, if required, and surrender of the certificates for such shares; provided, however, that no such deposit in trust shall be deemed to terminate, prior to the expiration of the redemption date, any conversion or exchange rights to which any such holder may be entitled. Any funds so deposited by the Corporation and unclaimed at the end of six years from the date fixed for such redemption shall be repaid by such bank or trust company to the Corporation upon its request, after which repayment the holders of such shares so called for redemption shall look only to the Corporation for payment of the redemption price thereof. Any funds so deposited which shall not be required for such redemption because of the exercise subsequent to the date of such deposit of any right of conversion or exchange, shall be returned to the Corporation forthwith. Any interest accrued on any funds so deposited shall belong to the Corporation and shall be paid to it from time to time.

     If at any time the Corporation shall have failed to pay accrued dividends in full on Class A Preferred Stock of any one or more series, thereafter and until such dividends in full on Class A Preferred Stock of every series shall have been paid or declared and set apart for payment, the Corporation shall not redeem Class A Preferred Stock except as a whole or, directly or indirectly, purchase any Class A Preferred Stock. Subject to the foregoing, any Class A Preferred Stock may be purchased by the Corporation.

     5. Action Requiring Approval of Class A Preferred Stock. The Corporation shall not, without the affirmative vote of the holders of a majority of the outstanding Class A Preferred Stock as a class, increase the authorized number of shares of Class A Preferred Stock or create any class of shares which rank equally with or prior to the Class A Preferred Stock.

     6. Voting Rights. The holders of Preferred Stock shall be entitled at all times to one vote for each share of Class A Preferred Stock held by them respectively.

     7. Preemptive Right. No holder of Class A Preferred Stock of any series shall, as such holder, have any preemptive right in, or preemptive right to subscribe to, any additional Class A Preferred Stock of any series or any shares of any other class of stock, or any bonds, debentures or other securities convertible into or exchangeable for shares of stock of any class or series.

     8. Prohibitions Against Reissue or Resale. Class A Preferred Stock which shall have been purchased or redeemed through the operation of any purchase or sinking fund or applied to any purchase or sinking fund installment shall not be applied to any subsequent purchase or sinking fund installment. Class A Preferred Stock which shall have been purchased, redeemed or otherwise acquired by the Corporation shall be deemed retired and shall not be reissued or resold.

     In case Class A Preferred Stock of any series shall be convertible into or exchangeable for stock of any other series or class or other securities, shares of Class A Preferred Stock of such series which shall have been so converted or exchanged shall be deemed retired and shall not be reissued or resold.

     9. Rights Upon Default in Payment of Dividends. If the Corporation shall have failed to pay, or declare and set apart for payment, when due, dividends on all outstanding shares of Class A Preferred Stock in an amount equal to six quarterly dividends upon such shares, the number of Directors of the Corporation shall be increased by two at the first annual meeting of the shareholders of the Corporation held thereafter, and at such meeting and at each subsequent annual meeting until dividends payable for all past quarterly dividend periods on all outstanding shares of Class A Preferred Stock shall have been paid, or declared and set apart for payment, in full, the holders of the shares of Class A Preferred Stock shall have the right, voting as a class, to elect such two additional members of the Board of Directors to hold office until the annual meeting of shareholders held next after their election and the election and qualification of their successors or until such payment, or such declaration and setting apart for payment, in full, whichever period is shorter; provided, that during any period of time in which the holders of shares of Class A Preferred Stock shall have the right to elect two Directors of the Corporation as set forth in this paragraph 9, the voting right conferred upon the holders of Class A Preferred Stock by paragraph 6, Subdivision B of this Section 2 shall be suspended with respect to the election of Directors, but shall otherwise continue in effect. Upon such payment, or such declaration and setting apart for payment, in full, the terms of the two additional Directors so elected shall forthwith terminate, and the number of Directors of the Corporation shall be reduced by two and the right of the holders of shares of Class A Preferred Stock to vote pursuant to this paragraph 9 shall cease, subject to increase in the number of Directors as aforesaid and to revesting of such voting right in the event of each and every additional failure in the payment of dividends in an amount equal to six quarterly dividends as aforesaid.

     10. Stock Ranking Junior to Class A Preferred Stock. For the purpose of this Section 2 and Article Fourth, whenever reference is made herein to stock or shares "ranking junior to the Class A Preferred Stock" such reference shall mean and include the Common Stock and any other authorized class of stock in respect of which the rights of the holders as

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to the payment of dividends and as to distributions in the event of dissolution, liquidation or winding up of the Corporation are subordinate to the rights of the holders of the Class A Preferred Stock.

     11. Amendments Materially Altering Provisions of Outstanding Class A Preferred Stock. The Corporation shall not adopt, without the affirmative vote of holders of two-thirds of the outstanding shares of Class A Preferred Stock, as a class, any amendment to the Articles of Incorporation which materially alters any existing provision of the outstanding Class A Preferred Stock of the Corporation.

     Subdivision C. Provisions Applicable To $2.10 Cumulative Convertible Preferred Stock.

     1. Creation of Series. There is hereby created a series of Class A Preferred Stock without par value consisting of one million, six hundred ninety-seven thousand two hundred thirty-one (1,697,231) shares of the authorized and unissued shares of Class A Preferred Stock, which series shall be designated "$2.10 Cumulative Convertible Preferred Stock" (hereinafter called "$2.10 Preferred Stock").

     2. Future Increase or Decrease. The number of shares of said series may at any time or from time to time be increased or decreased by the Board of Directors notwithstanding that shares of such series may be outstanding at such time of increase or decrease.

     3. Dividend Rate. The Dividend Rate of the $2.10 Preferred Stock shall be $2.10 per share per annum and no more, payable in cash quarterly in equal installments on the last day of each March, June, September and December, commencing March 31, 1970 except that the dividend payable on March 31, 1970 shall be in an amount representing the cumulative dividend from the date of the merger referred to in the next sentence. Such dividends shall be cumulative, whether or not earned, from the effective date of the merger of Advanced Composite Materials Corporation, a California corporation, into HITCO, a California corporation, pursuant to an Agreement of Merger dated as of September 29, 1969, (i) in the case of shares of $2.10 Preferred Stock which became outstanding on the effective date of such merger in exchange for shares of Series A Preferred Stock and Common Stock of HITCO then outstanding pursuant to said Agreement of Merger and (ii) in the case of shares of $2.10 Preferred Stock issued after the effective date of such merger and on or before the record date for the determination of holders of $2.10 Preferred Stock entitled to receive the first dividend paid after the effective date of such merger. In the case of all other shares of $2.10 Preferred Stock, such dividends shall be cumulative, whether or not earned, from the quarterly dividend payment date next preceding the date of issue of each such share; provided that (i) if the date of issue is a quarterly dividend payment date or a date between the record date for the determination of holders of $2.10 Preferred Stock entitled to receive a quarterly dividend and the payment date for such quarterly dividend, such dividends shall be cumulative from such quarterly dividend payment date, and (ii) if any shares of $2.10 Preferred Stock are issued at a time when cumulative dividends are in arrears on previously issued shares of $2.10 Preferred Stock, dividends on such newly issued shares shall be cumulative and shall accrue in an amount equal to the dividends accrued and unpaid on such previously issued shares of $2.10 Preferred Stock.

     4. Dissolution, Liquidation and Winding Up. The amount which the holders of the $2.10 Preferred Stock shall be entitled to be paid in the event of any dissolution, liquidation or winding up of the Corporation shall be, if such dissolution, liquidation or winding up shall be involuntary, Fifteen Dollars ($15.00) per share plus an amount equal to all dividends thereon accrued and unpaid computed to the date on which payment thereof is made available, whether or not earned or declared, and, if such dissolution, liquidation or winding up shall be voluntary, an amount equal to the redemption price specified in paragraph 5 hereof.

     5. Redemption. There shall be no right or power in the Corporation prior to January 1, 1975 to redeem the whole or any part of the $2.10 Preferred Stock. Thereafter, the Corporation, at its option to be exercised by the Board of Directors, may redeem at any time or from time to time, the whole or any part of the $2.10 Preferred Stock. The redemption price of the $2.10 Preferred Stock shall be Forty Dollars ($40.00) per share, plus an amount equal to all dividends thereon accrued and unpaid to the date fixed by the Board of Directors as the redemption date. Notice of every redemption shall state the redemption date, the redemption price and the place of payment thereof, the then current conversion rate and the date the conversion right terminates. The shares of $2.10 Preferred Stock shall not be entitled to the benefit of any sinking fund to be applied to the purchase or redemption of the $2.10 Preferred Stock.

     6. Conversion Rights. (i) The shares of $2.10 Preferred Stock shall be convertible at the option of the respective holders thereof at any time after the date of issue into shares of Common Stock of the Corporation (as such shares may be constituted on the Conversion Date as hereinafter defined) at the rate of one and twenty-seven hundredths (1.27) of a share of Common Stock for each share of $2.10 Preferred Stock, subject to adjustment as provided herein; provided that, as to any shares of $2.10 Preferred Stock which shall have been called for redemption, the conversion right shall terminate at the close of business on the business day prior to the date fixed for redemption unless default shall be made in the payment of the redemption price plus accrued and unpaid dividends.

     (ii) The holder of a share or shares of $2.10 Preferred Stock may exercise the conversion rights as to any thereof by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the $2.10 Preferred Stock or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by

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written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such certificate or certificates have been so received by the Corporation or its transfer agent, and such date is referred to herein as the "Conversion Date". As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, a certificate or certificates for the number of full shares of Common Stock to which he is entitled and a check, cash, scrip certificate or other adjustment, at the election of the Corporation, in respect of any fraction of a share as provided in subparagraph (iv) below. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of Common Stock of record on the Conversion Date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a holder of Common Stock of record on the next succeeding date on which the transfer books are open, but the conversion rate shall be that in effect on the Conversion Date.

     (iii) No payment or adjustment shall be made for dividends accrued but unpaid (even though the record date, but not the payment date, with respect thereto shall have preceded the Conversion Date) on any shares of $2.10 Preferred Stock converted (or for dividends on any shares of Common Stock issuable on conversion), but until all dividends accrued and unpaid on such $2.10 Preferred Stock up to the quarterly dividend payment date next preceding the Conversion Date shall have been paid to the converting holder or to his assigns, or declared and set apart for such payment, in full, no dividend shall be paid or set apart for payment or declared on the Common Stock or on any other class of stock of the Corporation ranking as to dividends subordinate to the $2.10 Preferred Stock and no payment shall be made with respect to any purchase or acquisition of, or to any sinking fund with respect to, any class of stock of the Corporation ranking as to dividends or distribution of assets on a parity with or subordinate to the $2.10 Preferred Stock.

     (iv) The Corporation shall not be required to issue any fraction of a share upon conversion of any share or shares of $2.10 Preferred Stock. If more than one share of $2.10 Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the total number of shares of $2.10 Preferred Stock so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon conversion, the Corporation shall make an adjustment therefor in cash unless its Board of Directors shall have determined to adjust fractional interests by issuance of scrip certificates or in some other manner. Adjustment in cash shall be made on the basis of the current market value of one share of Common Stock, which shall be taken to be the last reported sale price of the Corporation's Common Stock on the New York Stock Exchange on the last business day before the Conversion Date, or, if there was no reported sale on that day, the mean between the closing bid and asked quotations on that Exchange on that day or, if the Common Stock was not then listed on that Exchange, the mean between the lowest bid and the highest asked quotations in the over-the-counter market on that day.

     (v) The issuance of Common Stock on conversion of $2.10 Preferred Stock shall be without charge to the converting holder of $2.10 Preferred Stock for any fee, expense or tax in respect of the issuance thereof, but the Corporation shall not be required to pay any fee, expense or tax which may be payable in respect of any transfer involved in the issuance and delivery of shares in any name other than that of the holder of record on the books of the Corporation of the shares of $2.10 Preferred Stock converted, and the Corporation shall not, in any such case, be required to issue or deliver any certificate for shares of Common Stock unless and until the person requesting the issuance thereof shall have paid to the Corporation the amount of such fee, expense or tax or shall have established to the satisfaction of the Corporation that such fee, expense or tax has been paid.

     (vi) The conversion rate provided in subparagraph (i) shall be subject to the following adjustments, which shall be made to the nearest one-hundredth of a share of Common Stock or, if none, to the next lower one-hundredth:

     (A) if the Corporation shall pay to the holders of its Common Stock a dividend in shares of Common Stock or in securities convertible into Common Stock, the conversion rate in effect immediately prior to the record date fixed for the determination of the holders of Common Stock entitled to such dividend shall be proportionately increased, effective immediately following such record date;

     (B) if the Corporation shall split the outstanding shares of its Common Stock into a greater number of shares or combine the outstanding shares into a smaller number, the conversion rate in effect immediately prior to such action shall be proportionately increased in the case of a split or decreased in the case of a combination, effective immediately following such action;

     (C) if the Corporation shall issue to the holders of its Common Stock, as a class, rights or warrants to subscribe for or purchase shares of its Common Stock at a price less than the Current Market Price (as defined below in this subparagraph) of the Corporation's Common Stock at the record date fixed for the determination of the holders of Common Stock entitled to such rights or warrants, the conversion rate in effect immediately prior to said record date shall be increased, effective immediately following such record date, to an amount determined by multiplying such conversion rate by a fraction the numerator of which is the number of shares of Common Stock of the Corporation outstanding immediately prior to said record date plus the number of additional shares of its Common Stock offered for subscription or purchase and the denominator of which is said number of shares outstanding immediately prior to said record date plus the number of shares of Common Stock of the Corporation which the aggregate subscription or purchase price of the total number of shares so offered would purchase at the

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Current Market Price of the Corporation's Common Stock at said record date; as used in this subparagraph (vi)(C) the term "Current Market Price" at said record date shall mean the average of the daily last reported sales prices per share of the Corporation's Common Stock on the New York Stock Exchange during the twenty (20) consecutive full business days commencing with the thirtieth (30th) full business day before said record date, provided that if there was no reported sale on any such day or days there shall be substituted the mean between the closing bid and asked quotations on that Exchange on that day, and provided further that if the Common Stock was not listed on that Exchange on any such day or days there shall be substituted the mean between the lowest bid and the highest asked quotations in the over-the-counter market on that day;

     (D) if the Corporation shall distribute to the holders of its Common Stock any evidences of its indebtedness, or any rights or warrants to subscribe for any security other than its Common Stock, or any other assets (excluding dividends and distributions in cash to the extent permitted by law), the conversion rate in effect immediately prior to the record date fixed for the determination of the holders of Common Stock entitled to such distribution shall be increased, immediately following such record date, to an amount determined by multiplying such conversion rate by a fraction the numerator of which is the Current Market Price per share (as defined in subparagraph (vi) (C) above) of the Corporation's Common Stock at said record date and the denominator of which is such Current Market Price per share less the fair market value (as determined by the Board of Directors, whose determination, in the absence of fraud, shall be conclusive) of the amount of evidences of indebtedness, rights or warrants, or other assets (excluding cash dividends and distributions as aforesaid) so distributed which is applicable to one share of Common Stock. Notwithstanding the preceding sentence, if such fair market value of the amount of evidences of indebtedness, rights or warrants or such other assets in the case of a particular distribution is less than One Dollar ($1.00), the increase in the conversion rate shall be postponed and the amount of such fair market value shall be carried forward and applied as provided herein below. Whenever the amounts of fair market value so being carried forward plus any similar amount determined in connection with a particular distribution aggregate One Dollar ($1.00) or more, the conversion rate in effect immediately prior to the record date fixed for the determination of holders of Common Stock entitled to such particular distribution shall be increased, effective immediately following such record date, by the aggregate of the increases in the conversion rate which were so postponed plus the increase resulting from such particular distribution. If the Corporation shall pay to the holders of its Common Stock a dividend in shares of Common Stock or if it shall split or combine the outstanding shares of its Common Stock, the amount of One Dollar ($1.00) referred to in this subparagraph (vi)(D) (as theretofore increased or decreased) shall forthwith be proportionately decreased in the case of a stock dividend or split or increased in the case of a combination, so as appropriately to reflect the same.

     No adjustment of the conversion rate provided in subparagraph (i) shall be made by reason of the issuance of Common Stock for cash except as provided in subparagraph (vi)(D) or by reason of the issuance of Common Stock for property or services. Whenever the conversion rate is adjusted pursuant to this subparagraph (vi) the Corporation shall promptly place on file at the office of each of its transfer agents for the $2.10 Preferred Stock a statement signed by the President or a Vice President of the Corporation and by its Treasurer or an Assistant Treasurer showing in detail the facts requiring such adjustment and the conversion rate after such adjustment, and shall cause such transfer agents to mail copies of such statements to the holders of record of the $2.10 Preferred Stock.

     (vii) In case of any reclassification or change of the outstanding shares of Common Stock of the Corporation (except a split or combination of shares) or in case of any consolidation or merger to which the Corporation is a party (except a merger in which the Corporation is the surviving corporation and which does not result in any reclassification of or change in the outstanding Common Stock of the Corporation except a split or combination of shares) or in case of any sale or conveyance to another corporation of all or substantially all of the property of the Corporation, effective provision shall be made by the Corporation or the successor or purchasing corporation
(a) that the holder of each share of $2.10 Preferred Stock then outstanding shall thereafter have the right to convert such share into the kind and amount of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Corporation into which such share of $2.10 Preferred Stock might have been converted immediately prior thereto, and (b) that there shall be subsequent adjustments of the conversion rate which shall be equivalent, as nearly as practicable, to the adjustments provided for in subparagraph (vi) above. The Provisions of this subparagraph (vii) shall similarly apply to successive reclassification, changes, consolidations, mergers, sales or conveyances.

     (viii) Shares of Common Stock issued on conversion of shares of $2.10 Preferred Stock shall be issued as fully paid shares and shall be nonassessable by the Corporation. The Corporation shall at times reserve and keep available, free from preemptive rights, for the purpose of effecting the conversion of $2.10 Preferred Stock, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of all outstanding shares of $2.10 Preferred Stock.

     7. No Consents to Increase or Decrease in Outstanding Shares. No consent of the holders of outstanding shares of $2.10 Preferred Stock at any time outstanding shall be required in order to permit the Board of Directors to increase the number of authorized shares of $2.10 Preferred Stock or to decrease such number to a number not below the number of shares then outstanding.

     Subdivision D. Provisions Applicable to Participating Preferred Stock.

     1. Creation of Series. There is hereby created a series of Class A Preferred Stock, without par value, consisting of seven hundred fifty thousand (750,000) shares of the authorized and unissued shares of Class A Preferred Stock, which series shall be designated "Participating Preferred Stock" (hereinafter called "Participating Preferred Stock").

     2. Future Increase or Decrease. Subject to paragraph 7 of this Subdivision D, the number of shares of said series may at any time or from time to time be increased or decreased by the Board of Directors notwithstanding that shares of such series may be outstanding at such time of increase or decrease.

     3. Dividend Rate. (A) The holders of shares of Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of each March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $75 or (b) subject to the provision for adjustment hereinafter set forth, 200 times the aggregate per share amount of all cash dividends, and 200 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Participating Preferred Stock. In the event the Corporation shall at any time after June 27, 1986 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) On or after the first issuance of any share or fractional share of Participating Preferred Stock, no dividend on Common Stock shall be declared unless concurrently therewith a dividend or distribution is declared on the Participating Preferred Stock as provided in paragraph (A) above; and the declaration of any such dividend on the Common Stock shall be expressly conditioned upon payment or declaration of and provision for a dividend on the Participating Preferred Stock as above provided. In the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $75 per share on the Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. The Board of Directors may fix a record date for the determination of holders of shares of Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     4.  Dissolution, Liquidation and Winding Up.

     (A) In the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation (hereinafter referred to as a "Liquidation"), the holders of Participating Preferred Stock shall receive at least $7,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Participating Preferred Stock shall be entitled to receive at least an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 200 times the aggregate amount to be distributed per share to holders of Common Stock (the "Participating Preferred Liquidation Preference").

     (B) In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount which holders of Participating Preferred Stock were entitled immediately prior to such event pursuant to the proviso set forth in paragraph (A) above, shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     5. Redemption. The shares of Participating Preferred Stock shall not be redeemable.

     6. Conversion Rights. The Participating Preferred Stock is not convertible into Common Stock or any other security of the Corporation.

     7. No Consents to Increase or Decrease in Outstanding Shares. No consent of the holders of outstanding shares of Participating Preferred Stock at any time outstanding shall be required in order to permit the Board of Directors to increase the number of authorized shares of Participating Preferred Stock or to decrease such number to a number not below the sum of the number of shares of Participating Preferred Stock then outstanding and the number of shares with respect to which there are outstanding rights to purchase.

     Subdivision E. Provisions Applicable to $3.625 Cumulative Convertible Preferred Stock

     1. Creation of Series. There is hereby created a series of Class A Preferred Stock, without par value consisting of Two Million Seven Hundred Thousand (2,700,000) shares of the authorized and unissued shares of Class A Preferred Stock, which series shall be designated "3.625 Cumulative Convertible Preferred Stock" (hereinafter called "$3.625 Preferred Stock").

     2. Future Increase or Decrease. The number of shares of $3.625 Preferred Stock may at any time or from time to time be increased or decreased by the Board of Directors notwithstanding that shares of $3.625 Preferred Stock may be outstanding at such time of increase or decrease.

     3. Dividend Rate. The dividend rate of the $3.625 Preferred Stock shall be $3.625 per share per annum and no more, payable in cash quarterly in equal installments on the last day of each March, June, September and December, commencing December 31, 1992. Dividends shall be cumulative, whether or not earned, and shall accrue on each share of $3.625 Preferred Stock from the date of issue thereof, except that dividends on shares of $3.625 Preferred Stock issued after the first date of issue of any shares of $3.625 Preferred Stock shall be cumulative, whether or not earned, and shall accrue on each such share from the quarterly dividend payment date next preceding the date of issue of each such share; provided that (i) if the date of issue is a quarterly dividend payment date or a date between the record date for the determination of holders of $3.625 Preferred Stock entitled to receive a quarterly dividend and the payment date for such quarterly dividend, such dividends shall be cumulative from such quarterly dividend payment date, and
(ii) if any shares of $3.625 Preferred Stock are issued at a time when cumulative dividends are in arrears on previously issued shares of $3.625 Preferred Stock, dividends on such newly issued shares shall be cumulative and shall accrue in an amount equal to the dividends accrued and unpaid on such previously issued shares of $3.625 Preferred Stock. Dividends payable on $3.625 Preferred Stock for any period less than a full quarter shall be computed on the basis of a 360-day year.

     4. Dissolution, Liquidation and Winding Up. The amount which the holders of $3.625 Preferred Stock shall be entitled to be paid in the event of any dissolution, liquidation or winding up of the Corporation (whether voluntary or involuntary) shall be Fifty Dollars ($50.00) per share plus an amount equal to all dividends thereon accrued and unpaid computed to the date on which payment thereof is made available.

     5. Redemption. Shares of $3.625 Preferred Stock may not be redeemed prior October 15, 1995. Thereafter, the Corporation, at its option to be exercised by the Board of Directors, may redeem shares of $3.625 Preferred Stock, as a whole or in part, at any time or from time to time, at the following redemption prices, plus in each case, accrued and unpaid dividends thereon to the date fixed by the Board of Directors for redemption.

     If redeemed during the twelve-month period commencing October 15,

                                                  Amount
                                          Per Share
                                                 ---------
   1995 . . . . . . . . . . . . . . . . . .      $52.5375
   1996 . . . . . . . . . . . . . . . . . .      $52.1750
   1997 . . . . . . . . . . . . . . . . . .      $51.8125
   1998 . . . . . . . . . . . . . . . . . .      $51.4500
   1999 . . . . . . . . . . . . . . . . . .      $51.0875
   2000 . . . . . . . . . . . . . . . . . .      $50.7250
   2001 . . . . . . . . . . . . . . . . . .      $50.3625
   2002 and thereafter  . . . . . . . . . .      $50.00


provided, that no shares of $3.625 Preferred Stock may be redeemed prior to October 15, 1997 if the last reported sale price of the Common Stock on the New York Stock Exchange (or, if there was no reported sale, the mean between the closing bid and asked quotations on that Exchange or, if the Common Stock was not then listed on that Exchange, the highest asked quotations in the over-the-counter market) per share shall not have equaled or exceeded 150% of the current conversion price (as defined below) for at least 20 trading days of the 30 consecutive trading days ending not more than five trading days before the giving of the notice of redemption provided for herein. For purposes of this subparagraph and paragraph 6 of this

Subdivision E, the "conversion price" shall be an amount determined by dividing $50 by the then current conversation rate provided for in such paragraph 6.

     Notice of every redemption shall state the redemption date; the number of shares of $3.625 Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; the redemption price; the place or places where certificates for such shares are to be surrendered for payment of the redemption price; the then current conversion rate; and the date the conversion right terminates. The shares of $3.625 Preferred Stock shall not be entitled to the benefit of any sinking fund to be applied to the purchase or redemption of $3.625 Preferred Stock.

     6.  Conversion Rights.

     (i) The shares of $3.625 Preferred Stock shall be convertible at the option of the respective holders thereof at any time after the date of issue into shares of Common Stock of the Corporation (as such shares may be constituted on the Conversion Date as hereinafter defined) at the rate of 6.78 shares of Common Stock for each share of $3.625 Preferred Stock, subject to adjustment as provided herein; provided that, as to any shares of $3.625 Preferred Stock which shall have been called for redemption, the conversion right shall terminate at the close of business on the fifth day preceding the date fixed for redemption unless default shall be made in the payment of the redemption price plus accrued and unpaid dividends.

     (ii) The holder of a share or shares of $3.625 Preferred Stock may exercise the conversion rights as to any thereof by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the $3.625 Preferred Stock or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such certificate or certificates have been so received by the Corporation or its transfer agent, and such date is referred to herein as the "Conversion Date." As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, a certificate or certificates for the number of full shares of Common Stock to which he is entitled and a check, cash, scrip certificate or other adjustment, at the election of the Corporation, in respect of any fraction of a share as provided in subparagraph (iv) below. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of Common Stock of record on the Conversion Date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a holder of Common Stock of record on the next succeeding date on which the transfer books are open, but the conversion rate shall be that in effect on the Conversion Date.

     (iii) No payment or adjustment shall be made for dividends accrued but unpaid (even though the record date, but not the payment date, with respect thereto shall have preceded the Conversion Date) on any shares of $3.625 Preferred Stock converted (or for dividends on any shares of Common Stock issuable on conversion), but until all dividends accrued and unpaid on such shares of $3.625 Preferred Stock up to the quarterly dividend payment date next preceding the Conversion Date shall have been paid to the converting holder or to his assigns, or declared and set apart for such payment, in full, no dividend shall be paid or set apart for payment or declared on the Common Stock or on any other class of stock of the Corporation ranking as to dividends junior to the $3.625 Preferred Stock and no payments shall be made with respect to any purchase or acquisition of, or to any sinking fund with respect to, any class of stock of the Corporation ranking as to dividends or distribution of assets on a parity with or junior to the $3.625 Preferred Stock.

     (iv) The Corporation shall not be required to issue any fraction of a share upon conversion of any share or shares of $3.625 Preferred Stock. If more than one share of $3.625 Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion there of shall be computed on the basis of the total number of shares of $3.625 Preferred Stock so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon conversion, the Corporation shall make an adjustment therefor in cash unless its Board of Directors shall have determined to adjust fractional interests by issuance of scrip certificates or in some other manner. Adjustment in cash shall be made on the basis of the current market value of one share of Common Stock, which shall be taken to be the last reported sale price of the Corporation's Common Stock on the New York Stock Exchange on the last business day before the Conversion Date, or, if there was no reported sale on that day, the mean between the closing bid and asked quotations on that Exchange on that day or, if the Common Stock was not then listed on that Exchange, the mean between the lowest bid and the highest asked quotations in the over-the-counter market on that day.

     (v) The issuance of Common Stock on conversion of $3.625 Preferred Stock shall be without charge to the converting holder of $3.625 Preferred Stock for any fee, expense or tax in respect of the issuance thereof, but the Corporation shall not be required to pay any fee, expense or tax which may be payable in respect of any transfer involved in the issuance and delivery of shares in any name other than that of the holder of record on the books of the Corporation of the shares of $3.625 Preferred Stock converted, and the Corporation shall not, in any such case, be required to issue or deliver any certificate for shares of Common Stock unless and until the person requesting the issuance thereof shall have paid to the Corporation the amount of such fee, expense or tax or shall have established to the satisfaction of the Corporation that such fee, expense or tax has been paid.

     (vi) The conversion rate provided in subparagraph (i) shall be subject to the following adjustments, which shall be made to the nearest one-hundredth of a share of Common Stock or, if none, to the next lower one-hundredth:

     (A) if the Corporation shall pay to the holders of its Common Stock a dividend in shares of Common Stock or in securities convertible into Common Stock, the conversion rate in effect immediately prior to the record date fixed for the determination of the holders of Common Stock entitled to such dividend shall be proportionately increased, effective immediately following such record date;

     (B) if the Corporation shall split the outstanding shares of its Common Stock into a greater number of shares or combine the outstanding shares into a smaller number, the conversion rate in effect immediately prior to such action shall be proportionately increased in the case of a split or decreased in the case of a combination, effective immediately following such action;

     (C) if the Corporation shall issue to the holders of its Common Stock, as a class, rights or warrants to subscribe for or purchase shares of its Common Stock at a price less than the Current Market Price (as defined below in this subparagraph) of the Corporation's Common Stock at the record date fixed for the determination of the holders of Common Stock entitled to such rights or warrants, the conversion rate in effect immediately prior to said record date shall be increased, effective immediately following such record date, to an amount determined by multiplying such conversion rate by a fraction the numerator of which is the number of shares of Common Stock of the Corporation outstanding immediately prior to said record date plus the number of additional shares of its Common Stock offered for subscription or purchase and the denominator of which is said number of shares outstanding immediately prior to said record date plus the number of shares of Common Stock of the Corporation which the aggregate subscription or purchase price of the total number of shares so offered would purchase at the Current Market Price of the Corporation's Common Stock at said record; as used in this subparagraph
(vi)(C) the term "Current Market Price" of the Corporation's Common Stock at said record date shall mean the average of the daily last reported sale prices per share of the Corporation's Common Stock on the New York Stock Exchange during the twenty (20) consecutive full business days commencing with the thirtieth (30th) full business day before said record date, provided that if there was no reported sale on any such day or days there shall be substituted the mean between the closing bid and asked quotations on that Exchange on that day, and provided further that if the Common Stock was not listed on that Exchange on any such day or days there shall be substituted the mean between the lowest bid and the highest asked quotations on the over-the-counter market on that day;

     (D) if the Corporation shall distribute to the holders of its Common Stock any evidences of its indebtedness, or any rights or warrants to subscribe for any security other than its Common Stock, or any other assets (excluding dividends and distributions in cash to the extent permitted by law), the conversion rate in effect immediately prior to the record date fixed for the determination of the holders of Common Stock entitled to such distribution shall be increased, immediately following such record date, to an amount determined by multiplying such conversion rate by a fraction the numerator of which is the Current Market Price per share (as defined in subparagraph (vi)(C) above) of the Corporation's Common Stock at said record date and the denominator of which is such Current Market Price per share less the fair market value (as determined by the Board of Directors, whose determination, in the absence of fraud, shall be conclusive) of the amount of evidences of indebtedness, rights or warrants, or other assets (excluding cash dividends and distributions as aforesaid) so distributed which is applicable to one share of Common Stock.

     No adjustment of the conversion rate shall be made unless the adjustment would require a change of at least 1% in the conversion price, but any such adjustment shall be carried forward and taken into account in a subsequent adjustment, if any.

     Whenever the conversion rate is adjusted pursuant to this subparagraph
(vi) the Corporation shall promptly place on file at the office of each of its transfer agents for the $3.625 Preferred Stock a statement signed by the President or a Vice President of the Corporation and by its Treasurer or an Assistant Treasurer showing in detail the facts requiring such adjustment and the conversion rate after such adjustment, and shall cause such transfer agents to mail copies of such statements to the holders of record of $3.625 Preferred Stock.

     (vii) The Corporation may make such reductions in the conversion price, in addition to those required by subparagraph (vi) above, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

     (viii) In case of any reclassification or change of the outstanding shares of Common Stock of the Corporation (except a split or combination of shares) or in case of any consolidation or merger to which the Corporation is a party (except a merger in which the Corporation is the surviving corporation and which does not result in any reclassification of or change in the outstanding Common Stock of the Corporation except a split or combination of shares) or in case of any sale or conveyance to another corporation of all or substantially all of the property of the Corporation, effective provision shall be made by the Corporation or the successor or purchasing corporation
(a) that the holder of each share of $3.625 Preferred Stock then outstanding shall thereafter have the right to convert such share into the kind and amount of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Corporation into which such share of $3.625 Preferred Stock might have been converted immediately prior thereto, and (b) that there shall be subsequent adjustments of the conversion rate which shall be equivalent, as nearly as practicable, to the adjustments provided for in subparagraph (vi) above. The provisions of this subparagraph (viii) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

     (ix) Shares of Common Stock issued on conversion of shares of $3.625 Preferred Stock shall be issued as fully paid shares and shall be nonassessable by the Corporation. The Corporation shall at all times reserve and keep available, free from preemptive rights, for the purpose of effecting the conversion of $3.625 Preferred Stock, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of all outstanding shares of $3.625 Preferred Stock.

     (x) Upon the exercise of the conversion rights of $3.625 Preferred Stock, the stated capital of each share of Common Stock so issued shall be an amount equal to the par value thereof.

     7. No Consents to Increase or Decrease in Outstanding Shares. No consent of the holders of outstanding shares of $3.625 Preferred Stock at any time outstanding shall be required in order to permit the Board of Directors to increase the number of authorized shares of $3.625 Preferred Stock or to decrease such number to a number not below the number of shares then outstanding.

     8. Change of Control. If there occurs a "Change of Control" (as defined below) with respect to the Corporation, each share of $3.625 Preferred Stock may be converted, at the option of the holder thereof at any time from the date of such Change of Control until the expiration of 45 days after the date of a notice by the Corporation to all holders of the $3.625 Preferred Stock of the occurrence of the Change of Control, into the number of shares of Common Stock determined by dividing the redemption price then in effect (as set forth in Section 5 of this Subdivision E) with respect to optional redemption by the Corporation (or, if before October 15, 1995, at the price applicable on October 15, 1995) by the greater of (a) the average of the daily last reported sale prices per share of the Corporation's Common Stock on the New York Stock Exchange for the last five trading days before the Change of Control, provided that if there was no reported sale on any such day or days there shall be substituted the mean between the closing bid and asked quotations on that Exchange on that day, and provided further that if the Common Stock was not listed on the Exchange on any such day or days there shall be substituted the mean between the lowest bid and the highest asked quotations on the over-the-counter market on that day, or (b) 66 2/3% of the last reported sale price of the Common Stock on the New York Stock Exchange before the date of the Prospectus (or if supplemented, the date of the applicable Prospectus Supplement) relating to the $3.625 Preferred Stock. Upon a Change of Control, the Corporation may elect to pay holders of the $3.625 Preferred Stock exercising their conversion rights an amount equal to the applicable redemption price plus any accrued and unpaid dividends. If the Change of Control involves a consolidation, merger or sale of assets of the Corporation, the holders of the $3.625 Preferred Stock exercising their conversion rights will be entitled to receive the same consideration as received for the number of shares of Common Stock into which their shares of $3.625 Preferred Stock would have been converted pursuant to their special conversion rights.

     A "Change in Control" of the Corporation will be deemed to have occurred
(a) if as a result of a transaction or series of related transactions pursuant to a tender offer or otherwise, any person or entity (or group within the meaning of Section 13d-3 of the Securities Exchange Act of 1934), (i) is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Securities Exchange Act of 1934), directly or indirectly, of 50% or more of the Corporation's outstanding voting securities or (ii) acquires 50% or more of the Corporation's assets, or (b) if the Corporation consolidates with or merges into or sells or transfers substantially all of its assets to another person and, as a result thereof, the existing shareholders of the Corporation immediately prior thereto hold less than 50% of the combined voting power of the shares, interests, participations or other equivalents in the equity interest of such other person.

     Section 3. The express terms and provisions of the shares of Class B Preferred Stock are as follows:

     Subdivision A. Issuance in Series and Limitations As To Variations Between Series.

     The Class B Preferred Stock may be issued from time to time in series. The Class A Preferred Stock and the Class B Preferred Stock shall rank equally, whether or not dividend rates, dividend payment dates or redemption or liquidation prices per share of any series of Class B Preferred Stock be different from those of the Class A Preferred Stock, and the holders of Class A Preferred Stock and Class B Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up, in proportion to their respective rates or liquidation prices, without preference or priority one over the other.

     Except as hereinafter provided, Class B Preferred Stock of all series shall rank equally and be identical in all respects. All shares of any one series shall be alike in every particular.

     Subject to the limitations and restrictions set forth in this Article Fourth, the Board of Directors is authorized and empowered at one time or from time to time:

     (1) To create one or more series of Class B Preferred Stock and to authorize the issuance of Class B Preferred Stock in such series, and to fix or alter, in respect of any particular series, the following express terms and provisions of any authorized or unissued shares of Class B Preferred Stock (whether or not such shares shall have been previously designated as shares of a particular series):

     (a)     The designation of series;

     (b) The number of shares of the series, which number may at any time or from time to time be increased or decreased by the Board of Directors, notwithstanding that shares of the series may be outstanding at the time of such increase or decrease, unless the Board of Directors shall have otherwise provided in creating such series;

     (c)     The dividend rate;

     (d) The dates at which dividends, if declared, shall be payable, and the dates, if any, from which they shall be cumulative;

     (e)     The liquidation price;

     (f)     The redemption rights and price;

     (g)     The sinking fund requirements, if any;

     (h)     The conversion rights, if any, and

     (i) The restrictions, if any, on the issuance of shares of any class or series;

     (2) To adopt such amendment or amendments to the Amended Articles of Incorporation as may be required or permitted by law to accomplish the foregoing purposes.

     Subdivision B. General Provisions Applicable To All Series.

     The following general provisions shall apply to all Class B Preferred Stock of the Corporation, irrespective of series.

     1. Dividends. The holders of Class B Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, dividends in cash at the annual rate fixed with respect to such series in accordance with Subdivision A(1) of this Section 3. In case Class B Preferred Stock of more than one series is outstanding, the Corporation, in making any dividend payment upon the Class B Preferred Stock, shall (except in redeeming shares of Class B Preferred Stock though the operation of any sinking fund that may be established for the benefit of any series of Class B Preferred Stock) make dividend payments ratably upon all outstanding shares of Class B Preferred Stock of all series in proportion to the amount of dividends accrued thereon and unpaid to the date of such dividend payment. Dividends in respect of the shares of any series shall commence to accrue from the date on which they shall have been declared to be payable and, in the case of cumulative dividends, from the date as of which they accumulate pursuant to the terms and provisions pertaining to the particular series. Accumulations of dividends shall not bear interest.

     2. Restrictions on Payment of Dividends Upon Stock Junior to the Class B Preferred Stock. So long as any Class B Preferred Stock shall be outstanding, the Corporation shall not declare or pay any dividend or make any distribution on, or purchase, or cause to be purchased, or redeem, any stock ranking junior to the Class B Preferred Stock, nor shall any money be paid or set aside or made available for a purchase fund or sinking fund for the purchase or redemption of any shares of such junior stock unless

     (i) accrued dividends for all past dividend periods on all outstanding shares of Class B Preferred Stock of all series having cumulative dividends shall have been paid and dividends on all outstanding shares of Class B Preferred Stock of all series for the then current quarterly dividend period shall have been paid or declared and provided for;

     (ii) the Corporation shall have made all payments then due under the requirements of all purchase funds and sinking funds (if any) for the Class B Preferred Stock of all series for the then current fiscal year and shall have set up suitable reserves for all payments not then due but then determined and to become due during the current fiscal year, under the requirements of all such purchase funds and sinking funds, and all defaults, if any, in complying with any such purchase fund and sinking fund requirements in respect of previous fiscal years shall have been made good; and

     (iii) the net assets of the Corporation shall not thereby be reduced below the aggregate preferential amounts to which the then outstanding shares of Class B Preferred Stock would be entitled upon the involuntary liquidation, dissolution or winding up of the Corporation.

     3. Dissolution, Liquidation and Winding Up. Upon any dissolution, liquidation or winding up of the Corporation, before any distribution or payment is made to the holders of any class of stock ranking junior to the Class B Preferred Stock, the holders of Class B Preferred Stock of each series shall be entitled to be paid in cash the amount fixed in accordance with the provisions of Subdivision A(1) of this Section 3 with respect to such series. If the net assets of the Corporation shall be insufficient to permit the payment to holders of all outstanding shares of all series of Class B Preferred Stock of the full amounts to which they are respectively entitled, the entire net assets of the Corporation shall be distributed ratably to the holders of all outstanding shares of Preferred Stock in proportion to the amounts to which they are entitled. After payment to holders of Class B Preferred Stock of the full preferential amounts aforesaid, the holders of Class B Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation, which remaining assets shall be distributed among the holders of shares ranking junior to the Class B Preferred Stock in accordance with their respective rights thereto. The sale, lease or conveyance of all the property and assets of the Corporation to, or the merger or consolidation of the Corporation into or with, any other corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this paragraph.

     4. Redemption. At the option of, and to the extent fixed by, the Board of Directors with respect to any series, the Corporation may redeem at any time, or from time to time, any series of Class B Preferred Stock, or any part of any series, at the redemption price fixed with respect to such series in accordance with Subdivision A(1) of this Section 3; provided that, not less than thirty days previous to the date fixed for any such redemption, a notice of the time and place thereof shall be given to the holders of record of the shares of Class B Preferred Stock so to be redeemed by mailing a copy of such notice to such holders at their respective addresses as the same appear on the books of the Corporation and, if the Board of Directors shall so determine, by publication of notice in such manner as may be prescribed by resolution of the Board of Directors. In case of redemption of less than all of the outstanding Class B Preferred Stock of any one series, the redemption shall be made pro rata or the shares to be redeemed shall be chosen by lot in such manner as may be prescribed by resolution of the Board of Directors. At any time after notice of redemption has been given in the manner herein prescribed, the Corporation may deposit the amount of the aggregate redemption price with any bank or trust company having capital and surplus of at least $5,000,000, named in such notice, in trust for the holders of the shares so to be redeemed, payable on the date fixed for redemption to the respective orders of such holders upon endorsement to the Corporation or otherwise as may be required and surrender of the certificates for such shares. Upon deposit of the aggregate redemption price, as aforesaid, or, if no such deposit is made, upon said redemption date (unless the Corporation shall default in making payment of the redemption price as set forth in said notice) such holders shall cease to be stockholders with respect to said shares and shall be entitled only to receive the redemption price on or after the date fixed for redemption, without interest thereon, upon endorsement, if required, and surrender of the certificates for such shares; provided, however, that no such deposit in trust shall be deemed to terminate, prior to the expiration of the redemption date, any conversion or exchange rights to which any such holder may be entitled. Any funds so deposited by the Corporation and unclaimed at the end of six years from the date fixed for such redemption shall be repaid by such bank or trust company to the Corporation upon its request, after which repayment the holders of such shares so called for redemption shall look only to the Corporation for payment of the redemption price thereof. Any funds so deposited which shall not be required for such redemption because of the exercise subsequent to the date of such deposit of any right of conversion or exchange, shall be returned to the Corporation forthwith. Any interest accrued on any funds so deposited shall belong to the Corporation and shall be paid to it from time to time.

      If at any time the Corporation shall have failed to pay accrued dividends in full on Class B Preferred Stock of any one or more series, thereafter and until such dividends in full on Class B Preferred Stock of every series shall have been paid or declared and set apart for payment, the Corporation shall not redeem Class B Preferred Stock except as a whole or, directly or indirectly, purchase any Class B Preferred Stock. Subject to the foregoing, any Class B Preferred Stock may be purchased by the Corporation.

     5. Preemptive Rights. No holder of Class B Preferred Stock of any series shall, as such holder, have any preemptive right in, or preemptive right to subscribe to, any additional Class B Preferred Stock of any series or any shares of any other class of stock, or any bonds, debentures or other securities convertible into or exchangeable for shares of stock of any class or series.

     6.  Voting Rights.

     (a) Except as set forth in this paragraph 6 and as required by the General Corporation Law of Ohio, the holders of Class B Preferred Stock will not be entitled to vote on any matter.

     (b) If the Corporation shall have failed to pay, or declare and set apart for payment, when due, dividends on all outstanding shares of Class B Preferred Stock in an amount equal to six quarterly dividends upon such shares, the number of Directors of the Corporation shall be increased by two at the first annual meeting of the shareholders of the Corporation held thereafter, and at such meeting and at each subsequent annual meeting until dividends payable for all past quarterly dividend periods on all outstanding shares of Class B Preferred Stock shall have been paid, or declared and set apart for payment in full, the holders of the shares of Class B Preferred Stock shall have the right, voting as a class, to elect such two additional members of the Board of Directors to hold office until the annual meeting of shareholders held next after their election and the election and qualification of their successors or until such payment, or such declaration and setting apart for payment in full, whichever period is shorter. Upon such payment, or such declaration and setting apart for payment in full, the terms of the two additional Directors so elected shall forthwith terminate, and the number of Directors of the Corporation shall be reduced by two and the right of the holders of shares of Class B Preferred Stock to vote pursuant to this subparagraph 6(b) shall cease, subject to increase in the number of Directors as aforesaid and to revesting of such voting right in the event of each and every additional failure in the payment of dividends in an amount equal to six quarterly dividends as aforesaid.

     (c) The Corporation shall not adopt (i) without the affirmative vote of holders of a majority of the outstanding shares of Class B Preferred Stock, as a class, any amendment to the Amended Articles of Incorporation which increases the authorized number of shares of Class B Preferred Stock or creates any class of shares which ranks equally with or prior to the Class B Preferred Stock and (ii) without the affirmative vote of holders of two-thirds of the outstanding shares of Class B Preferred Stock, as a class, any amendment to the Amended Articles of Incorporation which materially alters any existing provision of any outstanding Class B Preferred Stock.

     7. Stock Ranking Junior to Class B Preferred Stock. For the purpose of this Section 3 and Article Fourth, whenever reference is made herein to stock or shares "ranking junior to the Class B Preferred Stock" such reference shall mean and include the Common Stock and any other authorized class of stock in respect of which the rights of the holders as to the payment of dividends and as to distributions in the event of dissolution, liquidation or winding up of the Corporation are subordinate to the rights of the holders of the Class B Preferred Stock.

     Subdivision C. Provisions Applicable to $4.50 Cumulative Convertible Preferred Stock

     1. Creation of Series. There is hereby created a series of Class B Preferred Stock, par value $1 per share, consisting of one million (1,000,000) shares of the authorized and unissued shares of Class B Preferred Stock, which series shall be designated "$4.50 Cumulative Convertible Preferred Stock" (hereinafter called this "Series").

     2. Future Increase or Decrease. The number of shares of this Series may at any time or from time to time be increased or decreased by the Board of Directors notwithstanding that shares of this Series may be outstanding at such time of increase.

     3. Dividend Rate. The Dividend Rate of this Series shall be $4.50 per share per annum and no more, payable in cash quarterly in equal installments on the first day of each January, April, July and October, commencing
October 1, 1983, except that the dividend payable on October 1, 1983, shall be in an amount representing the cumulative dividend from the date of issue thereof. Dividends shall be cumulative, whether or not earned, and shall accrue on each share of this Series from the date of issue thereof, except that dividends on shares of this Series issued after the first date of issue of any shares of this Series shall be cumulative, whether or not earned, and shall accrue on each such share from the quarterly dividend payment date next preceding the date of issue of each such share; provided that (i) if the date of issue is a quarterly dividend payment date or a date between the record date for the determination of holders of this Series entitled to receive a quarterly dividend and the payment date for such quarterly dividend, such dividends shall be cumulative from such quarterly dividend payment date, and
(ii) if any shares of this Series are issued at a time when cumulative dividends are in arrears on previously issued shares of this Series, dividends on such newly issued shares shall be cumulative and shall accrue in an amount equal to the dividends accrued and unpaid on such previously issued shares of this Series. Dividends payable on this Series for any period less than a full quarter shall be computed on the basis of a 360-day year.

     4. Dissolution, Liquidation and Winding Up. The amount which the holders of this Series shall be entitled to be paid in the event of any dissolution, liquidation or winding up of the Corporation (voluntary or involuntary) shall be Fifty Dollars ($50.00) per share plus an amount equal to all dividends thereon accrued and unpaid computed to the date on which payment thereof is made available.

     5. Redemption. Shares of this Series may not be redeemed prior to July 1, 1983. Thereafter, the Corporation, at its option to be exercised by the Board of Directors, may redeem shares of this Series, as a whole or in part, at any time or from time to time, at the following redemption prices, plus in each case, accrued and unpaid dividends thereon to the date fixed by the Board of Directors for redemption.

     If redeemed during the twelve-month period commencing July 1,


                                                      Amount
                                                     Per Share
                                                     ---------
           1983 . . . . . . . . . . . . . . . . .     $54.50
           1984 . . . . . . . . . . . . . . . .       $54.05
           1985 . . . . . . . . . . . . . . . .       $53.60
           1986 . . . . . . . . . . . . . . . .       $53.15
           1987 . . . . . . . . . . . . . . . .       $52.70
           1988 . . . . . . . . . . . . . . . .       $52.25
           1989 . . . . . . . . . . . . . . . .       $51.80
           1990 . . . . . . . . . . . . . . . .       $51.35
           1991 . . . . . . . . . . . . . . . .       $50.90
           1992 . . . . . . . . . . . . . . . .       $50.45
           1993 and thereafter  . . . . . . . .       $50.00

provided, that no shares of this Series may be redeemed prior to July 1, 1986 if the last reported sale price of the Common Stock on the New York Stock Exchange (or, if there was no reported sale, the mean between the closing bid and asked quotations on that Exchange or, if the Common Stock was not then listed on that Exchange, the highest asked quotations in the over-the-counter market) per share shall not have equaled or exceeded 150% of the conversion price (as defined below) of this Series for at least 20 consecutive trading days ending within 5 days prior to the giving of the notice of redemption provided for herein. For purposes of this subparagraph, the "conversion price" shall be an amount determined by dividing $50 by the then current conversion rate provided for in Paragraph 6. Notice of every redemption shall state the redemption date; the number of shares of this Series to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; the redemption price; the place or places where certificates for such shares are to be surrendered for payment of the redemption price; the then current conversion rate; and the date the conversion right terminates. The shares of this Series shall not be entitled to the benefit of any sinking fund to be applied to the purchase or redemption of this Series. Shares of this Series redeemed by the Corporation will be restored to the status of authorized but unissued shares of Class B Preferred Stock without designation as to series, and may thereafter be issued.

     6.  Conversion Rights.

     (i) The shares of this Series shall be convertible at the option of the respective holders thereof at any time after the date of issue into shares of Common Stock of the Corporation (as such shares may be constituted on the Conversion Date as hereinafter defined) at the rate of 2.22 shares of Common Stock for each share of this Series, subject to adjustment as provided herein; provided that, as to any shares of this Series which shall have been called for redemption, the conversion right shall terminate at the close of business on the business day prior to the date fixed for redemption unless default shall be made in the payment of the redemption price plus accrued and unpaid dividends.

     (ii) The holder of a share or shares of this Series may exercise the conversion rights as to any thereof by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for this Series or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such certificate or certificates have been so received by the Corporation or its transfer agent, and such date is referred to herein as the "Conversion Date." As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, a certificate or certificates for the number of full shares of Common Stock to which he is entitled and a check, cash, scrip certificate or other adjustment, at the election of the Corporation, in respect of any fraction of a share as provided in subparagraph (iv) below. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of Common Stock of record on the Conversion Date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a holder of Common Stock of record on the next succeeding date on which the transfer books are open, but the conversion rate shall be that in effect on the Conversion Date.

     (iii) No payment or adjustment shall be made for dividends accrued but unpaid (even though the record date, but not the payment date, with respect thereto shall have preceded the Conversion Date) on any shares of this Series converted (or for dividends on any shares of Common Stock issuable on conversion), but until all dividends accrued and unpaid on such shares of this Series up to the quarterly dividend payment date next preceding the Conversion Date shall have been paid to the converting holder or to his assigns, or declared and set apart for such payment, in full, no dividend shall be paid or set apart for payment or declared on the Common Stock or on any other class of stock of the Corporation ranking as to dividends junior to this Series and no payment shall be made with respect to any purchase or acquisition of, or to any sinking fund with respect to, any class of stock of the Corporation ranking as to dividends or distribution of assets on a parity with or junior to this Series.

     (iv) The Corporation shall not be required to issue any fraction of a share upon conversion of any share or shares of this Series. If more than one share of this Series shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the total number of shares of this Series so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon conversion, the Corporation shall make an adjustment therefor in cash unless its Board of Directors shall have determined to adjust fractional interests by issuance of scrip certificates or in some other manner. Adjustment in cash shall be made on the basis of the current market value of one share of Common Stock, which shall be taken to be the last reported sale price of the Corporation's Common Stock on the New York Stock Exchange on the last business day before the Conversion Date, or, if there was no reported sale on that day, the mean between the closing bid and asked quotations on that Exchange on that day or, if the Common Stock was not then listed on that Exchange, the mean between the lowest bid and the highest asked quotations in the over-the-counter market on that day.

     (v) The issuance of Common Stock on conversion of this Series shall be without charge to the converting holder of this Series for any fee, expense or tax in respect of the issuance thereof, but the Corporation shall not be required to pay any fee, expense or tax which may be payable in respect of any transfer involved in the issuance and delivery of shares in any name other than that of the holder of record on the books of the Corporation of the shares of this Series converted, and the Corporation shall not, in any such case, be required to issue or deliver any certificate for shares of Common Stock unless and until the person requesting the issuance thereof shall have paid to the Corporation the amount of such fee, expense or tax or shall have established to the satisfaction of the Corporation that such fee, expense or tax has been paid.

     (vi) The conversion rate provided in subparagraph (i) shall be subject to the following adjustments, which shall be made to the nearest one-hundredth of a share of Common Stock or, if none, to the next lower one-hundredth:

     (A) if the Corporation shall pay to the holders of its Common Stock a dividend in shares of Common Stock or in securities convertible into Common Stock, the conversion rate in effect immediately prior to the record date fixed for the determination of the holders of Common Stock entitled to such dividend shall be proportionately increased, effective immediately following such record date;

     (B) if the Corporation shall split the outstanding shares of its Common Stock into a greater number of shares or combine the outstanding shares into a smaller number, the conversion rate in effect immediately prior to such action shall be proportionately increased in the case of a split or decreased in the case of a combination, effective immediately following such action;

     (C) if the Corporation shall issue to the holders of its Common Stock, as a class, rights or warrants to subscribe for or purchase shares of its Common Stock at a price less than the Current Market Price (as defined below in this subparagraph) of the Corporation's Common Stock at the record date fixed for the determination of the holders of Common Stock entitled to such rights or warrants, the conversion rate in effect immediately prior to said record date shall be increased, effective immediately following such record date, to an amount determined by multiplying such conversion rate by a fraction the numerator of which is the number of shares of Common Stock of the Corporation outstanding immediately prior to said record date plus the number of additional shares of its Common Stock offered for subscription or purchase and the denominator of which is said number of shares outstanding immediately prior to said record date plus the number of shares of Common Stock of the Corporation which the aggregate subscription or purchase price of the total number of shares so offered would purchase at the Current Market Price of the Corporation's Common Stock at said record date; as used in this subparagraph
(vi)(C) the term "Current Market Price" of the Corporation's Common Stock at said record date shall mean the average of the daily last reported sale prices per share of the Corporation's Common Stock on the New York Stock Exchange during the twenty (20) consecutive full business days commencing with the thirtieth (30th) full business day before said record date, provided that if there was no reported sale on any such day or days there shall be substituted the mean between the closing bid and asked quotations on that Exchange on that day, and provided further that if the Common Stock was not listed on that Exchange on any such day or days there shall be substituted the mean between the lowest bid and the highest asked quotations on the over-the-counter market on that day;

     (D) if the Corporation shall distribute to the holders of its Common Stock any evidences of its indebtedness, or any rights or warrants to subscribe for any security other than its Common Stock, or any other assets (excluding dividends and distributions in cash to the extent permitted by law), the conversion rate in effect immediately prior to the record date fixed for the determination of the holders of Common Stock entitled to such distribution shall be increased, immediately following such record date, to an amount determined by multiplying such conversion rate by a fraction the numerator of which is the Current Market Price per share (as defined in subparagraph (vi)(C) above) of the Corporation's Common Stock at said record date and the denominator of which is such Current Market Price per share less the fair market value (as determined by the Board of Directors, whose determination, in the absence of fraud, shall be conclusive) of the amount of evidences of indebtedness, rights or warrants, or other assets (excluding cash dividends and distributions as aforesaid) so distributed which is applicable to one share of Common Stock. Notwithstanding the preceding sentence, if such fair market value of the amount of evidences of indebtedness, rights or warrants or such other assets in the case of a particular distribution is less than One Dollar ($1.00), the increase in the conversion rate shall be postponed and the amount of such fair market value shall be carried forward and applied as provided herein below. Whenever the amounts of fair market value so being carried forward plus any similar amount determined in connection with a particular distribution aggregate One Dollar ($1.00) or more, the conversion rate in effect immediately prior to the record date fixed for the determination of holders of Common Stock entitled to such particular distribution shall be increased, effective immediately following such record date, by the aggregate of the increases in the conversion rate which were so postponed plus the increase resulting from such particular distribution. If the Corporation shall pay to the holders of its Common Stock a dividend in shares of Common Stock or if it shall split or combine the outstanding shares of its Common Stock, the amount of One Dollar ($1.00) referred to in this subparagraph (vi)(D) (as theretofore increased or decreased) shall forthwith be proportionately decreased in the case of a stock dividend or split or increased in the case of a combination, so as appropriately to reflect the same.

     No adjustment of the conversion rate provided in subparagraph (i) shall be made by reason of the issuance of Common Stock for cash except as provided in subparagraph (vi)(D) or by reason of the issuance of Common Stock for property or services. Whenever the conversion rate is adjusted pursuant to this subparagraph (vi) the Corporation shall promptly place on file at the office of each of its transfer agents for this Series a statement signed by the President or a Vice President of the Corporation and by its Treasurer or an Assistant Treasurer showing in detail the facts requiring such adjustment and the conversion rate after such adjustment, and shall cause such transfer agents to mail copies of such statements to the holders of record of this Series.

     (vii) The Corporation may make such reductions in the conversion price, in addition to those required by subparagraph (vi) above, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

     (viii) In case of any reclassification or change of the outstanding shares of Common Stock of the Corporation (except a split or combination of shares) or in case of any consolidation or merger to which the Corporation is a party (except a merger in which the Corporation is the surviving corporation and which does not result in any reclassification of or change in the outstanding Common Stock of the Corporation except a split or combination of shares) or in case of any sale or conveyance to another corporation of all or substantially all of the property of the Corporation, effective provision shall be made by the Corporation or the successor or purchasing corporation
(a) that the holder of each share of this Series then outstanding shall thereafter have the right to convert such share into the kind and amount of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Corporation into which such share of this Series might have been converted immediately prior thereto, and (b) that there shall be subsequent adjustments of the conversion rate which shall be equivalent, as nearly as practicable, to the adjustments provided for in subparagraph (vi) above.

     The provisions of this subparagraph (viii) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

     (ix) Shares of Common Stock issued on conversion of shares of this Series shall be issued as fully paid shares and shall be nonassessable by the Corporation. The Corporation shall at all times reserve and keep available, free from preemptive rights, for the purpose of effecting the conversion of this Series, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of all outstanding shares of this Series. Shares of this Series converted into Common Stock will be restored to the status of authorized but unissued shares of Class B Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of this Series.

     7. No Consents to Increase or Decrease in Outstanding Shares. No consent of the holders of outstanding shares of this Series at any time outstanding shall be required in order to permit the Board of Directors to increase the number of authorized shares of this Series or to decrease such number to a number not below the number of shares then outstanding.

     Section 4. The express terms and provisions of the shares of Common Stock are as follows:

     1. Dividends. Out of the assets of the Corporation available for dividends remaining after full dividends on all shares ranking prior to the Common Stock shall have been paid or declared and set apart for payment, then, and not otherwise, and subject to any restrictions or limitations contained in the express terms and provisions of any shares ranking prior to the Common Stock, dividends may be declared and paid upon the Common Stock, but only when and as determined by the Board of Directors.

     2. Dissolution, Liquidation and Winding Up. Upon any dissolution, liquidation or winding up of the Corporation, or any proceedings resulting in any distribution of all its assets to its stockholders, after there shall have been paid to or set apart for holders of all shares ranking prior to the Common Stock the full preferential amounts to which they are respectively entitled, the holders of Common Stock shall be entitled to receive pro rata the remaining assets of the Corporation available for distribution to its stockholders. The sale, lease or conveyance of all the property and assets of the Corporation to, or the merger or consolidation of the Corporation into or with, any other corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this paragraph.

     3. Voting Rights. The holders of Common Stock shall be entitled at all times to one vote for each share of Common Stock held by them respectively.

     4. Preemptive Rights. No holder of Common Stock shall, as such holder, have any preemptive right in, or preemptive right to subscribe to, any shares of Common Stock, or any shares of any other class of stock, or any bonds, debentures or other securities convertible into or exchangeable for shares of any class.

     Section 5. For the purpose of this Article Fourth, whenever reference is made to "Preferred Stock" or to stock or shares "ranking prior to the Common Stock" such reference shall mean and include the Class A Preferred Stock, the Class B Preferred Stock and any other authorized class of stock in respect of which the rights of the holders as to the payment of dividends and as to distributions in the event of dissolution, liquidation or winding up of the Corporation will give preference over the Common Stock.

     Fifth: Notwithstanding any provisions of the General Corporation Law of Ohio now or hereafter in force requiring, for any purpose, the affirmative vote or consent of the holders of shares entitling them to exercise two-thirds, or any other proportion, of the voting power of the Corporation, or the affirmative vote or consent of the holders of two-thirds, or any other proportion, of the shares of any class or classes, such action may, to the extent permitted by law and except as provided in paragraph 11 of Subdivision B of Section 2 of Article Fourth hereof and as provided in subparagraph 6 (c) (ii) of Subdivision B of Section 3 of Article Fourth hereof, be authorized and taken by the affirmative vote or written consent of the holders of shares entitling them to exercise a majority of the voting power of the Corporation, or by the affirmative vote or consent of the holders of a majority of the shares of such class or classes.

     Sixth: To the extent not prohibited by law, the Board of Directors may authorize the purchase by the Corporation of shares of any class issued by it.

     Seventh: These Amended Articles of Incorporation supersede and take the place of the heretofore existing Amended Articles of the Corporation.
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